EXHIBIT 32.1

Certification of Principal Executive Officer

and Principal Financial Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Irwin Balaban, Chief Executive Officer and Principal Financial and Accounting Officer of Robocom Systems International Inc. (the “Registrant”), do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-QSB for the quarterly period ended February 29, 2008 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the “Report”):

(1)     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By: /s/ Irwin Balaban

Name:	Irwin Balaban
Title:	Chief Executive Officer and
Principal Financial and
Accounting Officer

April 14, 2008

_________________________

This certification accompanies each Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes Oxley Act of 2002, be deemed filed by the Company for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Robocom Systems International Inc. and will be retained by Robocom Systems International Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

14